SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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SKTF Enterprises, Inc.
(Name of Registrant as Specified in Charter)

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SKTF Enterprises, Inc.
1029 Peachtree Parkway North
Suite 310
Peachtree City, GA 30269

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 27, 2003

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of the Shareholders of SKTF Enterprises, Inc. (the “Company”) to be held on Wednesday, August 27, 2003, at 10:00 AM, Eastern Standard Time, at our corporate headquarters at 1029 Peachtree Parkway North, Suite 310, Peachtree City, GA 30269, to consider and act upon the following proposals, as described in the accompanying Information Statement:

1.  To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.   To approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to Speedemissions Holding Company, Inc.;

3.   To approve an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares eligible for issuance under the Plan;

4.   To ratify the appointment of Bennett Thrasher PC as independent auditors of the Company for the fiscal year ending December 31, 2003;

5.   To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on July 15, 2003, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

By Order of the Board of Directors

Richard A. Parlontieri, President

July 29, 2003
Peachtree City, Georgia

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of SKTF Enterprises, Inc., a Florida corporation (the “Company”) in connection with the upcoming annual meeting of its shareholders. This Information Statement is being first sent to stockholders on or about July 31, 2003.

Proposals

The following proposals are being presented at the meeting (the “Proposals”):

1.  To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.   To approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to Speedemissions Holding Company, Inc.;

3.   To approve an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares eligible for issuance under the Plan;

4.   To ratify the appointment of Bennett Thrasher PC as independent auditors of the Company for the fiscal year ending December 31, 2003;

5.   To transact such other business as may properly come before the meeting or any adjournments thereof.

Vote Required

The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share held.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on July 15, 2003 (the “Record Date”). The Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals on July 15, 2003. As of the Record Date, the Company had outstanding 10,000,000 shares of common stock, and no shares of preferred stock were issued or outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 – 4800 South, Suite 100, Salt Lake City, Utah 84117 , telephone (801) 272-9294.

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Vote Obtained - Section 607.0704 Florida Revised Statutes

Section 607.0704 of the Florida Revised Statutes (the “Florida Law”) provides that the written consent of the holders of the outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of the common stock of the Company, approving each of the Proposals.

Pursuant to Section 607.0704 of the Florida Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Florida Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

PROPOSAL ONE
ELECTION OF DIRECTORS

Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Florida. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” The number of Directors as set by the Bylaws of the Company shall be no less than one (1) nor more than seven (7). Presently, the Board consists of one (1) member, namely Richard A. Parlontieri. Mr. Parlontieri has chosen to stand for re-election, and has nominated two (2) additional individuals to the Board of Directors (the “Director Nominees”), namely Bahram Yusefzadeh and Bradley A. Thompson.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:

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Name	Age	Position(s)

Richard A. Parlontieri	57	Director, President, Secretary, and Treasurer (2003)

Bahram Yusefzadeh	57	Director Nominee

Bradley A. Thompson	38	Director Nominee

Richard A. Parlontieri was appointed to our Board of Directors and as an officer in connection with the recent acquisition of Speedemissions, Inc. He is the founder and President/CEO of Speedemissions, an emissions testing and safety inspection company, headquartered in suburban Atlanta, Ga. He was the founder, Chairman and Chief Executive Officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank.com, which began as a traditional bank designed to deliver banking services in a non-traditional way, was the first internet bank to provide banking services focusing on small business owners. The Company opened in August 1998, and was named one of “The Best 100 Georgia Companies” in May 2000, by the Atlanta-Journal Constitution.

Prior to starting ebank, Mr. Parlontieri was President/CEO of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham Mr. Parlontieri co-founded and organized denovo (start-up) banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Georgia Emissions, Industry Advisory Board as Secretary. He also is a member of the Georgia Emissions Testing Association (GETA). Over the past several years he has spoken or given presentations at various conferences concerning the financial services industry and the Internet. These include the American Banker Online Financial Services in Cyberspace Conference, the Phoenix International Users Banking Conference, GE Capital Management Conference and the eFinancial World Conference.

Mr. Parlontieri is an active participant in community and civic organizations, including serving as a three-term city councilman in suburban Atlanta, a past two-term President of the local chapter of the American Heart Association, and was an Organizer/Director of the suburban YMCA.

Bahram Yusefzadeh will join our Board of Directors immediately following the annual meeting. Mr. Yusefzadeh is currently the founder and managing director of V2R, LLC. V2R is a strategic, multi-faceted consulting firm that assists both United States and international organizations with increasing their value and accelerating their growth through capital investments. To further support these investments, V2R provides strategic management services across mission critical business areas, including sales and marketing, finance, legal, and human resources management.

A seasoned businessman and entrepreneur, Mr. Yusefzadeh’s career began in 1969 when he co-founded a banking software company, Nu-Comp Systems, Inc., and developed the Liberty Banking System. This system was marketed by IBM as the IBM Banking System from 1981 through 1985. He served as Nu-Comp’s chief executive officer and president through Broadway & Seymour, Inc.’s acquisition of the company in June 1986 and remained with Broadway & Seymour as their chairman of the board through November 1986.

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From 1986 to 1992, he served in various capacities at The Kirchman Corporation, first as president of the product and marketing strategies division, where he was instrumental in bringing innovative bank automation products to market. He later served as president of both the independent banking group, which focused on delivering products in-house, and the outsourcing division, where the focus was on data center operations.

In 1993, he founded Phoenix International, a provider of integrated, client/server based software applications for the global financial services industry. Mr. Yusefzadeh served as their chairman and chief executive officer and was instrumental in Phoenix’s successful initial public offering in 1996, secondary offering in 1997 and acquisition by London Bridge Software Holdings plc in 2001.

Mr. Yusefzadeh has also provided his expertise to numerous boards. From 1997 - 2001, he served on the board of Towne Services, Inc. (now merged with Private Business, Inc.), a provider of a merchant sales and payment transaction processing system. He also chaired Towne Services’ audit committee and was a member of the compensation committee.

Today, Mr. Yusefzadeh serves as a member of an advisory board to Capital Appreciation Partners, a venture fund that invests in stage II technology focused companies in the United States. He is also chairman of the board of trustees for the International Center for Automated Information Research, a capital fund sponsored by the University of Florida College of Law and the Warrington Graduate School of Business that invests in early stage technology companies focused on enhancing the law and accounting professions.

Throughout his career, Mr. Yusefzadeh has been dedicated to community involvement. Prior to moving to Central Florida, he actively participated in various economic and community development organizations in Minneapolis. Since joining the Central Florida community, he has served as director of the Seminole County/Lake Mary Chamber of Commerce and co-chair of the Economic Development Counsel Technology Roundtable. He has also funded an Endowed Teaching Chair at Seminole Community College and serves on the advisory boards for the Central Florida Festival of Orchestra and BETA Center.

Bradley A. Thompson will join our Board of Directors immediately following the annual meeting. Mr. Thompson is currently a director and Chief Financial Analyst for Global Capital Advisors, Ltd., an affiliate of GCA Strategic Investment Fund, Ltd. Mr. Thompson has over 14 years of experience in commercial banking, investment management, bond credit underwriting, financial analysis, and business management.

He currently heads the Analytical/Due Diligence Group of Global Capital Advisors and oversees all fundamental and technical financial analysis. Mr. Thompson began his career in banking with Trust Company Bank (now SunTrust Bank) as a Financial Analyst. He later joined the firm of Merrill Lynch, Pierce, Fenner & Smith, managing retirement, profit sharing, pension, trust, and individual investment portfolios. While at Merrill Lynch, Mr. Thompson received his NASD Series 7 (General Securities) and Series 63 (State Securities) Licenses. In 1990, he joined SAFECO Insurance Company of America as a Financial Analyst and “Bond Underwriter,” managing the bond programs of over 45 accounts and managing a portfolio in excess of $1 billion. At SAFECO, he was responsible for the financial analysis, due diligence, and credit evaluations of the prospective and current bond accounts, and was ultimately responsible for the credit decisions with a single line of credit approval authority ranging from $1 million to $10 million and an aggregate line of authority on specific accounts in excess of $175 million. He is past President and Chief Financial Officer of Time Plus, an automated payroll accounting services firm for small to medium sized companies.

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Mr. Thompson received his Bachelors of Business Administration degree in Finance from the University of Georgia in 1986.

Our directors and director nominees do not currently serve as directors of any other reporting issuers.

Compensation of Directors

None of our employees are subject to a written employment agreement, and we have not paid compensation to any employees, executive officers, or directors for services rendered to us.

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan (the “Plan”), effective June 1, 2001. The Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The Plan allows for the award of stock and options, up to 600,000 shares of our common stock. We have not issued any options or stock awards under the Plan. One of the agenda items for approval at our annual meeting is an amendment to the Plan to increase the number of shares of our stock available for issuance under the Plan to 1,000,000 shares.

Our Directors do not receive compensation for serving as a Director, but they are entitled to reimbursement for their travel expenses.

Board Meetings and Committees

During the fiscal year ended December 31, 2002, the Board of Directors did not meet or take written action.

The Company presently has no executive committee, nominating committee or audit committee of the Board of Directors.

PROPOSAL TWO
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

On July 15, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests, and directed that there be submitted to the holders of a majority of the Company’s common stock for action by written consent, the proposed amendment to Article 1 of the Company’s Articles of Incorporation to change the name of the Company to Speedemissions Holding Company, Inc.

The Board of Directors believes that it is advisable and in the Company’s best interests to change the name in order to more accurately reflect changes in the Company’s business focus and changes in management.

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PROPOSAL THREE
AMENDMENT TO THE SKTF, INC.
2001 STOCK OPTION PLAN

General

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan (the “Plan”), effective June 1, 2001. The Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The Plan allows for the award of stock and options, up to 600,000 shares of our common stock. We have not issued any options or stock awards under the Plan.

On July 15, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s common stock for action by written consent the proposed amendment to the Plan to increase the number of shares under the Plan from 600,000 shares to 1,000,000 shares.

The Board of Directors believes that it is advisable and in the Company’s best interests to increase the number of shares available under the Plan because the Company needs to attract additional talented individuals to join its management, and believes that incentives provided by stock grants and stock options will assist it in doing so.

Purpose

The purpose of the Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. In furtherance of this purpose, the Plan authorizes the granting of the following types of stock-based awards (each, an “Award”):

  stock options (including incentive stock options and non-qualified stock options);
  restricted stock awards;
  unrestricted stock awards; and
  performance stock awards.

Each of these types of Awards is described below under “Awards.”

Eligibility

Key employees (including employees who are also directors or officers), directors and certain consultants of the Company or any subsidiary are eligible to be granted Awards under the Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

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  the position, relationship, responsibilities and importance of the person to the Company; and
  such other factors as the Board of Directors deems relevant.

Selected consultants may participate in the Plan if:

  the consultant renders bona fide services to the Company or one of its subsidiaries;
  the services rendered by the consultant are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and
  the consultant is a natural person who has contracted directly with the Company or a subsidiary of the Company to render such services.

Administration

The Plan currently is administered by the Board of Directors. In the future, the Board of Directors may form a Compensation Committee to administer the Plan. Any Compensation Committee must be comprised of at least two non-employee directors. If a Compensation Committee is formed to administer the Plan, the Board of Directors will delegate to the Compensation Committee full authority, in its discretion, to:

  select the persons to whom Awards will be granted (each a “Participant”);
  grant Awards under the Plan;
  determine the number of shares to be covered by each Award;
  determine the nature, amount, pricing, timing and other terms of the Award;
  interpret, construe and implement the provisions of the Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and
  terminate, modify or amend the Plan.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shares Subject to the Plan

A total of 600,000 shares (to be increased to 1,000,000 shares upon approval by the shareholders) of Common Stock (subject to adjustment as described below) are reserved for issuance under the Plan. Shares of common stock issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

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Adjustment. In general, the aggregate number of shares as to which Awards may be granted to Participants under the Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares. On May 1 of each year, the number of shares in the Plan shall automatically be adjusted to an amount equal to ten percent (10%) of the outstanding stock of the Company on April 30 of the immediately preceding year.

Fractional interests will not be issued upon any adjustments made by the Board or Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

Awards

Stock Options . Under the Plan, the Board of Directors may grant either incentive stock options or nonqualified stock options. Incentive stock options and non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines.

The exercise price for each stock option is determined by the Board of Directors. Stock options must have an exercise price of at least 85% (100% in the case of incentive stock options, or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the common stock on the date the stock option is granted. Under the Plan, fair market value of the common stock for a particular date is generally the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board on such date.

No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the Plan, the aggregate fair market value of the common stock, for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during anyone calendar year shall not exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Board of Directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock .

The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

Subject to the foregoing and the other provisions of the Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

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Restricted Stock . Restricted stock may be awarded by the Board of Directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, the Secretary of the Company or such other escrow holder as the Board of Directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

The Board of Directors may require the Participant to pay the Company an amount at least equal to the par value of the common stock awarded to the Participant. Subject to any limitations imposed by the applicable Award Agreement, from the date a Participant becomes the holder of record of restricted stock, the Participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

The Plan provides that to the extent the Board of Directors elects to grant an Award of restricted stock, the Award Agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the Participant for the restricted stock.

Unrestricted Stock . The Board of Directors may, in its discretion, grant an Award of unrestricted stock to any eligible Participant, pursuant to which such Participant may receive shares of Common Stock free of any vesting restrictions under the Plan. The Board of Directors may also sell shares of unrestricted stock to eligible Participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

Performance Stock Awards . The Board of Directors may make performance stock awards under the 2002 Securities Plan based upon terms it deems appropriate. The Board of Directors may make performance stock awards independent of or in connection with the granting of any other Award under the Plan. The Board of Directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Board of Directors may utilize any of the following performance criteria when granting performance stock awards:

  net income;
  pre-tax income;
  operating income;
  cash flow;
  earnings per share;
  return on equity;
  return on invested capital or assets;
  cost reductions or savings;
  funds from operations;
  appreciation in the fair market value of the common stock;

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  earnings before anyone or more of the following: interest, taxes, depreciation or amortization; and
  such other criteria deemed appropriate by the Board of Directors.

The Participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received by the Participant and not with respect to shares subject to the Award but not actually received. At any time prior to the Participant’s termination of employment (or other business relationship) by the Company, the Board of Directors may, in its discretion, accelerate, waive or, subject to the other provisions of the Plan, amend any and all performance criteria specified under any performance stock award.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

Tax Withholding . If a distribution is made under this Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

Deductibility of Awards . Company deductions for Awards granted under the Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) which generally limits the Company’s deduction for non-performance based compensation to $1.0 million per year for the Company’s CEO and its other four (4) most highly compensated officers. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

Incentive Stock Options . Pursuant to the Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on the length of time the optionee held the shares.

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If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Non-Qualified Stock Options . An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Reload Option Rights . An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

Restricted Stock . A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Unrestricted Stock . Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries, generally, will be entitled to a corresponding deduction in the same amount for compensation paid.

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Performance Stock Awards . A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of common stock received pursuant to the Award will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares of common stock. The amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized. The Company or one of its subsidiaries, generally, will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters . The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

  a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and
  the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Grants Under the Plan

As of the date of this Information Statement, no employee has been granted Options or Shares under the Plan.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Board of Directors has appointed Bennett Thrasher PC to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

For the fiscal year ended December 31, 2002 and 2001, the Company’s independent auditors were Ramirez International. Bennett Thrasher PC has been engaged to audit the financial statement of Speedemissions, Inc., a wholly owned subsidiary of the Company, and because the assets and operations of Speedemissions, Inc. are the assets and operations of the surviving entity for accounting purposes in the acquisition, the Board of Directors decided on July 15, 2003 to change the Company’s independent auditors to Bennett Thrasher PC. This change will be effective following ratification of the Directors appointment at the annual meeting.

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The audit report of Ramirez International on the financial statements of SKTF Enterprises, Inc. as of December 31, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 2002 and 2001 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company’s ability to continue as a going concern. During the Audit Period, and the period up to their resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Bennett Thrasher PC, neither the Company nor anyone acting on the Company's behalf consulted with Bennett Thrasher PC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company's financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company's former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

The Company has provided a copy of this disclosure to its former accountants, and requested that the former accountants furnish them with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree.

Representatives of Bennett Thrasher PC and Ramirez International are not expected to be present at the annual meeting, will not have an opportunity to make a statement, and will not be available to respond to appropriate questions.

Audit Fees

During the fiscal years ended December 31, 2002 and 2001, Ramirez International billed the Company $9,685 and $8,516, respectively, in fees for professional services for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB.

Audit –Related Fees

During the fiscal years ended December 31, 2002 and 2001, Ramirez International did not bill the Company for any assurance and related services related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

During the fiscal years ended December 31, 2002 and 2001, Ramirez International billed the Company $200 and $175, respectively, for professional services for tax compliance, tax advice, and tax planning. These services were for tax return preparation.

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All Other Fees

During the fiscal years ended December 31, 2002 and 2001, Ramirez International did not bill the Company for any other fees.

All of the fees described above relate to SKTF Enterprises, Inc., and do not include fees billed with respect to Speedemissions, Inc. Of the fees described above, 100% were approved by the Board of Directors of the Company as there was not an Audit Committee in place at the time of the approvals.

OTHER INFORMATION

Directors and Executive Officers

The following table sets forth the names and ages of the current directors and executive officers of the Company, the director nominees, and the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Richard A. Parlontieri	57	Director, President, Secretary, and Treasurer (2003)

Bahram Yusefzadeh	57	Director Nominee

Bradley A. Thompson	38	Director Nominee

Richard A. Parlontieri was appointed to our Board of Directors and as an officer in connection with the recent acquisition of Speedemissions, Inc. He is the founder and President/CEO of Speedemissions, an emissions testing and safety inspection company, headquartered in suburban Atlanta, Ga. He was the founder, Chairman and Chief Executive Officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank.com, which began as a traditional bank designed to deliver banking services in a non-traditional way, was the first internet bank to provide banking services focusing on small business owners. The Company opened in August 1998, and was named one of “The Best 100 Georgia Companies” in May 2000, by the Atlanta-Journal Constitution.

Prior to starting ebank, Mr. Parlontieri was President/CEO of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham Mr. Parlontieri co-founded and organized denovo (start-up) banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

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Mr. Parlontieri currently serves on the Georgia Emissions, Industry Advisory Board as Secretary. He also is a member of the Georgia Emissions Testing Association (GETA). Over the past several years he has spoken or given presentations at various conferences concerning the financial services industry and the Internet. These include the American Banker Online Financial Services in Cyberspace Conference, the Phoenix International Users Banking Conference, GE Capital Management Conference and the eFinancial World Conference.

Mr. Parlontieri is an active participant in community and civic organizations, including serving as a three-term city councilman in suburban Atlanta, a past two-term President of the local chapter of the American Heart Association, and was an Organizer/Director of the suburban YMCA.

Bahram Yusefzadeh will join our Board of Directors immediately following the annual meeting. Mr. Yusefzadeh is currently the founder and managing director of V2R, LLC. V2R is a strategic, multi-faceted consulting firm that assists both United States and international organizations with increasing their value and accelerating their growth through capital investments. To further support these investments, V2R provides strategic management services across mission critical business areas, including sales and marketing, finance, legal, and human resources management.

A seasoned businessman and entrepreneur, Mr. Yusefzadeh’s career began in 1969 when he co-founded a banking software company, Nu-Comp Systems, Inc., and developed the Liberty Banking System. This system was marketed by IBM as the IBM Banking System from 1981 through 1985. He served as Nu-Comp’s chief executive officer and president through Broadway & Seymour, Inc.’s acquisition of the company in June 1986 and remained with Broadway & Seymour as their chairman of the board through November 1986.

From 1986 to 1992, he served in various capacities at The Kirchman Corporation, first as president of the product and marketing strategies division, where he was instrumental in bringing innovative bank automation products to market. He later served as president of both the independent banking group, which focused on delivering products in-house, and the outsourcing division, where the focus was on data center operations.

In 1993, he founded Phoenix International, a provider of integrated, client/server based software applications for the global financial services industry. Mr. Yusefzadeh served as their chairman and chief executive officer and was instrumental in Phoenix’s successful initial public offering in 1996, secondary offering in 1997 and acquisition by London Bridge Software Holdings plc in 2001.

Mr. Yusefzadeh has also provided his expertise to numerous boards. From 1997 - 2001, he served on the board of Towne Services, Inc. (now merged with Private Business, Inc.), a provider of a merchant sales and payment transaction processing system. He also chaired Towne Services’ audit committee and was a member of the compensation committee.

Today, Mr. Yusefzadeh serves as a member of an advisory board to Capital Appreciation Partners, a venture fund that invests in stage II technology focused companies in the United States. He is also chairman of the board of trustees for the International Center for Automated Information Research, a capital fund sponsored by the University of Florida College of Law and the Warrington Graduate School of Business that invests in early stage technology companies focused on enhancing the law and accounting professions.

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Throughout his career, Mr. Yusefzadeh has been dedicated to community involvement. Prior to moving to Central Florida, he actively participated in various economic and community development organizations in Minneapolis. Since joining the Central Florida community, he has served as director of the Seminole County/Lake Mary Chamber of Commerce and co-chair of the Economic Development Counsel Technology Roundtable. He has also funded an Endowed Teaching Chair at Seminole Community College and serves on the advisory boards for the Central Florida Festival of Orchestra and BETA Center.

Bradley A. Thompson will join our Board of Directors immediately following the annual meeting. Mr. Thompson is currently a director and Chief Financial Analyst for Global Capital Advisors, Ltd., an affiliate of GCA Strategic Investment Fund, Ltd. Mr. Thompson has over 14 years of experience in commercial banking, investment management, bond credit underwriting, financial analysis, and business management.

He currently heads the Analytical/Due Diligence Group of Global Capital Advisors and oversees all fundamental and technical financial analysis. Mr. Thompson began his career in banking with Trust Company Bank (now SunTrust Bank) as a Financial Analyst. He later joined the firm of Merrill Lynch, Pierce, Fenner & Smith, managing retirement, profit sharing, pension, trust, and individual investment portfolios. While at Merrill Lynch, Mr. Thompson received his NASD Series 7 (General Securities) and Series 63 (State Securities) Licenses. In 1990, he joined SAFECO Insurance Company of America as a Financial Analyst and “Bond Underwriter,” managing the bond programs of over 45 accounts and managing a portfolio in excess of $1 billion. At SAFECO, he was responsible for the financial analysis, due diligence, and credit evaluations of the prospective and current bond accounts, and was ultimately responsible for the credit decisions with a single line of credit approval authority ranging from $1 million to $10 million and an aggregate line of authority on specific accounts in excess of $175 million. He is past President and Chief Financial Officer of Time Plus, an automated payroll accounting services firm for small to medium sized companies.

Mr. Thompson received his Bachelors of Business Administration degree in Finance from the University of Georgia in 1986.

Executive Compensation

None of our employees are subject to a written employment agreement, and we have not paid compensation to any employees, executive officers, or directors for services rendered to us. The Company’s president elected to forego a salary during the early developmental stages. The Company’s president also provided office space for the Company. The Company estimated the value of these services to be $5,125 and $1,500 for the year ended December 31, 2002 and for the period from inception (March 27, 2001) to December 31, 2001, respectively. As of December 31, 2002 and 2001, the Company had amounts due to its president of $5,125 and $nil, respectively, which are recorded in accounts payable and accrued liabilities in the Company’s financial statements.

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan (the “Plan”), effective June 1, 2001. The Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The Plan allows for the award of stock and options, up to 600,000 shares of our common stock. We have not issued any options or stock awards under the Plan. One of the agenda items for approval at our annual meeting is an amendment to the Plan to increase the number of shares of our stock available for issuance under the Plan to 1,000,000 shares.

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Our Directors do not receive compensation for serving as a Director, but they are entitled to reimbursement for their travel expenses.

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2002 and 2001. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

		Annual Compensation			Long Term Compensation

					Awards		Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Carl M. Berg	2002	-0-	-0-	$5,125	-0-	-0-	-0-	-0-
Chairman, President, Secretary, Treasurer	2001	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION/SAR GRANTS IN LAST FISCAL YEAR (Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

Carl M. Berg	-0-	N/A	N/A	N/A

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Option/SARs at FY-End ($) Exercisable/Unexercisable

Carl M. Berg	N/A	N/A	N/A	N/A

Compensation of Directors

Our Directors do not receive compensation for serving as a Director, but they are entitled to reimbursement for their travel expenses.

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Certain Relationships and Related Transactions

On April 20, 2001, our founder, Carl M. Berg, purchased 5,550,000 shares of common stock for $555.00. Also on April 20, 2001, Brian A. Lebrecht, our legal counsel, purchased 450,000 shares of common stock for $45.00.

Mr. Berg and Mr. Lebrecht have, from time to time, advanced us funds to cover certain expenses. The amount of these advances has not exceeded, and is not expected to exceed, $25,000. These advances do not bear interest, and although they have no maturity date, are expected to be repaid as soon as reasonably possible. During 2002 and 2001, the Company incurred legal expenses of $33,054 and $12,699, respectively, to Mr. Lebrecht's firm for certain out-of-pocket legal expenses.

On October 4, 2001, Mr. Berg executed a Lock-Up Agreement wherein he agreed not to sell any of his shares of common stock until at least thirty days after the termination of our registered offering. The Lock-Up Agreement expired on October 30, 2002.

On June 13, 2003, the Company entered into an Acquisition Agreement (the “Agreement”) with Speedemissions, Inc., a Georgia corporation (“SEM”) and its shareholders (the “SEM Shareholders”) which resulted in a change of the Company’s management, Board of Directors, and ownership. Mr. Parlontieri was an officer, director, and material shareholder of Speedemissions, Inc.

Pursuant to the terms of the Agreement, effective on June 16, 2003 (the “Closing Date”), the following occurred:

  in exchange for 100% of the stock of SEM, SKTF issued an aggregate of 9,000,000 shares of its common stock (the “SEM Shares”) to the SEM Shareholders, which after giving effect to the redemption of SKTF stock from Mr. Berg described below, represented 90% of the outstanding stock of SKTF. Mr. Parlontieri received 600,000 shares of our common stock, representing 6% of the outstanding stock, in this transaction;
  5,044,750 shares of SKTF common stock held by Carl Berg, the sole officer and director of SKTF prior to the effectiveness of the Agreement, were redeemed by SKTF (the “Berg Redeemed Shares”), and Mr. Berg resigned as an officer of SKTF;
  Carl Berg tendered his resignation as a director of SKTF, effective 10 days following the mailing of an Information Statement to the SKTF shareholders. Mr. Berg’s resignation was effective on June 27, 2003;

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 15, 2003, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

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Common Stock
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	GCA Strategic Investment Fund Ltd. (3) 106 Colony Park Drive, Suite 900 Cumming, GA 30040	7,800,000	78.0%

Common Stock	Richard A. Parlontieri (2) 1029 Peachtree Parkway North Suite 310 Peachtree City, GA 30269	600,000	6.0%

Common Stock	Bahram Yusefzadeh (4) 2180 West State Road Suite 6184 Longwood, FL 32779	50,000	0.5%

Common Stock	Bradley A. Thompson (4) (5) 227 King Street Frederiksted, USVI 00840	-0-	-0-
	All Officers and Directors as a Group (3 Persons)	650,000	6.5%

(1)  Based on 10,000,000 shares of common stock outstanding.

(2)          Indicates a Director of the Company.

(3)           Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Ltd. (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(4)           Indicates a Director Nominee.

(5)           Mr. Thompson is a director of GCA Strategic Investment Fund Ltd.

There are no current arrangements which will result in a change in control.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

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To the Company’s knowledge, GCA Strategic Investment Fund, Ltd. was delinquent in filing two reports related to a single transaction, namely its Form 3 and Schedule 13D reporting securities acquired in connection with the acquisition by the Company of Speedemissions, Inc.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2004 Annual Meeting of Shareholders and presentation in the Company's Information or Proxy Statement with respect to such meeting, should arrange for such proposal to be delivered to the Company's offices, located at 1029 Peachtree Parkway North, Suite 310, Peachtree City, GA 30269, addressed to the corporate Secretary, no later than February 5, 2004 in order to be considered for inclusion in the Company's Information or Proxy Statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2004.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

The Company has enclosed a copy of the Annual Report on Form 10-KSB to Shareholders for the year ended December 31, 2002 with this Information Statement.

By order of the Board of Directors

Richard A. Parlontieri, President

Peachtree City, GA
July 29, 2003

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